Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports First Quarter Results

Overland Park, KS, April 25, 2006 – Waddell & Reed Financial, Inc. (NYSE: WDR) reported first quarter net income of $24.6 million, or $0.30 per diluted share, compared to net income of $19.9 million, or $0.24 per diluted share in last year’s fourth quarter and net income of $22.8 million, or $0.28 per diluted share in the first quarter of 2005.

The current quarter includes a pre-tax charge of $1.9 million ($1.3 million net of tax, or $0.01 per diluted share) related to employee separation costs at Austin Calvert & Flavin, Inc. (“ACF”), an investment advisor subsidiary, and an after-tax addition to net income of $321 thousand to capture the cumulative affect of the implementation of SFAS 123R. As previously disclosed, fourth quarter 2005 results included a pre-tax charge of $6.1 million ($3.8 million net of tax, or $0.05 per diluted share) related to the settlement of an arbitration case. Excluding these non-recurring items, the current quarter’s net income would have been $25.5 million, or $0.31 per diluted share while fourth quarter net income would have been $23.8 million, or $0.29 per diluted share. We believe adjusting our results for these non-recurring items provides stockholders with a more comparable basis for evaluating our operating results and financial performance to other periods. A schedule reconciling adjusted results to GAAP is provided on the bottom of our Schedule of Selected Operating Data on page 5.

As our business model continues to evolve, and to continue to provide our investors with the highest degree of disclosure clarity, we have refined the naming conventions of our distribution channels. We have separated the activities of our third-party (non-proprietary) retail mutual fund distribution efforts from those of our institutional distribution efforts. Our third-party distribution efforts include broker/dealer, retirement and registered investment advisors, as well as the activities of our Legend subsidiary. Our institutional efforts include separate accounts for defined benefit plans, pension plans and endowments, as well as the activities of ACF and our subadvisory partnership with Mackenzie Financial in Canada.

The activities of Waddell & Reed’s financial advisors will remain under the “Advisors channel” caption, the activities of our third-party distribution efforts under “Wholesale channel,” and our institutional efforts under “Institutional.”

Channel Discussion

Advisors channel

The turnaround efforts made in our sales force last year are having the desired effect of strengthening sales and productivity. Our progress is apparent as our financial advisors turned in their strongest quarterly gross and net sales results since 2001. The quarter’s sales improvement was also reflected in our Advisors U&D margin, which improved to -3.6% compared to -5.7% and -4.2% during the fourth and first quarters of 2005, respectively. We are pleased with our progress to date, but believe there is still considerable opportunity for additional improvement.

Two areas in need of improvement are variable annuity sales and the recruitment of new advisors; both remain at depressed levels. We are actively working with our advisors and field managers to ensure that they understand the features, potential benefits and suitability requirements of variable annuity products in the context of financial planning. While we continue to recruit actively, year-to-date results have been disappointing, and gaining recruiting traction is a priority for the balance of the year.

Wholesale channel

Our Wholesale channel continues its momentum, with gross sales reaching $1.15 billion during the quarter compared to $668 million in the fourth quarter of 2005 and $611 million in the first quarter of 2005. While sales of Ivy Global Natural Resources fund remained at the forefront, significant traction was generated in Waddell & Reed managed products. Sales of such products were $410 million during the quarter, compared to $266 million and $131 million in the fourth and first quarters of 2005, respectively. We remain focused on broadening the span of product sold through the Wholesale channel.

Institutional

We made substantial personnel changes at ACF during the quarter to address the subsidiary’s underperformance. We severed the portfolio management and analyst staff, appointed a new chief investment officer with close ties to Kansas City, and will provide research coverage from Kansas City. During the quarter, ACF recorded net redemptions of $223 million as redemption pressure persists. On March 31, 2006, ACF had assets under management of $912 million.

Our defined benefit business is beginning to show signs of improvement. Sales were near breakeven during the quarter with net redemptions of $10 million on a combination of lower redemptions and slight improvement in sales level.

 “Our results this quarter reflected good momentum,” said Hank Herrmann, Chief Executive Officer of Waddell & Reed Financial, Inc. “We anticipate further progress for the remainder of the year, presuming of course that financial markets cooperate and remain on an upward path.”

Investment Product Sales (1)
Advisors Channel
($ thousands)

	1Q 2006	1Q 2005%		4Q 2005%
Front-load sales (Class A)	$472,233	$322,971	46.2%	$380,896	24.0%
Variable annuity products	62,854	79,585	-21.0%	65,741	-4.4%
Total Front-load sales	535,087	402,556	32.9%	446,637	19.8%
Deferred-load sales	56,033	57,702	-2.9%	45,561	23.0%
Allocation product sales (no-load)(2)	13,325	8,405	58.5%	8,786	51.7%
Total	$604,445	$468,663	29.0%	$500,984	20.7%

(1) Investment product sales exclude sales at net asset value, Class Y sales, and sales of money market funds. Sales load is included.

(2) Includes Strategic Portfolio Allocation (“SPA”) and Model Allocation Portfolio (“MAP”) products.

Underwriting and Distribution

See the attached table on page 6 for details of underwriting and distribution revenues and expenses.

Underwriting and Distribution Revenues

On a sequential quarter basis, a notable increase in front-load sales volume in our Advisors channel led to more than half of the improvement in revenues. The remainder of the increase is due to higher asset-based Rule 12b-1 service and distribution fees in our Wholesale channel, and to a lesser extent, higher asset-based Rule 12b-1 service and distribution fees in our Advisors channel and higher sales volume by Legend advisors.

Compared to last year’s first quarter, revenues improved on a combination of substantial improvements in front-load sales volume in our Advisors channel (partially offset by lower variable annuity sales volume) higher asset-based Rule 12b-1 service and distribution fees in our Wholesale channel and higher sales volume by Legend advisors.

Underwriting and Distribution Expenses

Sequentially, direct expenses rose with higher sales volumes and higher asset-based Rule 12b-1 service and distribution fees. Indirect expenses in both Advisors and Wholesale distribution channels remained relatively unchanged from the previous quarter’s levels.

Compared to last year’s first quarter, approximately three-quarters of the increase in costs is directly tied to increased sales volumes and higher asset-based Rule 12b-1 service and distribution fees. The remainder of the increase is due to higher indirect costs, that is, higher costs associated with our efforts to improve the performance of our Advisors channel, and to a lesser extent, higher wholesaling support costs in our Wholesale channel.

Other Operating Items

Compensation and Related Costs

With the adoption of SFAS 123R in the first quarter of 2006, we have reclassified our equity-based compensation expense to compensation and related costs.

The first quarter of 2006 included employee separation costs totaling $1.9 million (including $1.5 million of equity compensation) relating to the personnel changes we made at ACF. Excluding this severance charge, costs increased on a sequential quarter basis due to annual salary increases in January and higher incentive compensation.

Compared to last year’s first quarter, costs increased due to higher headcount and salary increases as well as higher equity-based compensation to recognize the additional amortization related to our April 2005 restricted stock grants. On April 2, 2006, we issued an additional 1.1 million shares of restricted stock. These shares, as with previous years grants, will vest on a straight line basis over the next four years.

General and Administrative Costs

During the fourth quarter of 2005, we incurred a charge of $6.1 million ($3.8 million net of tax) related to the settlement of an arbitration case with a former financial advisor. Excluding this charge, general and administrative expenses remain relatively unchanged.

Subadvisory Costs

Subadvisory costs, calculated on average daily assets, continue to increase due to strong sales and asset growth in select subadvised funds.

Balance Sheet Information

As of March 31, 2006

•      Cash balance of $186.9 million ($38.7 million held for the exclusive benefit of customers in compliance with federal securities industry regulations).

•      Investment securities of $50.3 million.

•      Long-term debt outstanding of $199.9 million.

•      No short-term debt outstanding.

•      Shareholders’ equity of $265.1 million.

•      Shares outstanding were 83.8 million.

•      No shares repurchased.

WADDELL & REED FINANCIAL, INC.

Unaudited Schedule of Selected Operating Data

(Amounts in thousands, except for per share data)

	Three Months Ended March 31,		Change		Three Months Ended December 31,	Change
	2006	2005	$	%	2005	$	%
Operating Revenues:
Investment management fees	$74,049	$63,582	10,467	16.5	$70,709	3,340	4.7
Underwriting & distribution fees	77,012	67,345	9,667	14.4	71,342	5,670	7.9
Shareholder service fees	22,009	19,810	2,199	11.1	21,092	917	4.3
Total operating revenues	173,070	150,737	22,333	14.8	163,143	9,927	6.1
Operating Expenses:
Underwriting and distribution	84,754	74,289	10,465	14.1	79,663	5,091	6.4
Compensation and related costs (1)	29,446	22,609	6,837	30.2	25,329	4,117	16.3
General and administrative	10,246	10,234	12	0.1	16,820	(6,574)	-39.1
Subadvisory	6,549	3,521	3,028	86.0	5,599	950	17.0
Depreciation	2,853	2,376	477	20.1	2,840	13	0.5
Total operating expense	133,848	113,029	20,819	18.4	130,251	3,597	2.8
Operating Income	39,222	37,708	1,514	4.0	32,892	6,330	19.2
Investment & other income	2,264	1,364	900	66.0	2,411	(147)	-6.1
Interest expense	(3,254)	(3,254)	0	0.0	(3,680)	(426)	-11.6
Income before taxes	38,232	35,818	2,414	6.7	31,623	6,609	20.9
Provision for taxes	13,961	13,068	893	6.8	11,698	2,263	19.3
Net income before change in accounting principle	24,271	22,750	1,521	6.7	19,925	4,346	21.8
Change in accounting principle - net of taxes	321	—	321	n/m	—	321	n/m
Net Income	24,592	22,750	1,842	8.1	19,925	4,667	23.4
Net income per share before change in accounting principle - diluted	0.29	0.28	0.01	3.6	0.24	0.05	20.8
Net income per share - diluted	0.30	0.28	0.02	7.1	0.24	0.06	25.0
Adjusted net income (2)	25,542	22,750	2,792	12.3	23,773	1,769	7.4
Adjusted net income per share - diluted (2)	0.31	0.28	0.03	10.7	0.29	0.02	6.9
Weighted average shares outstanding - diluted	82,943	82,105			82,338
Operating margin	22.7%	25.0%			20.2%
Adjusted operating margin (2)	23.7%	25.0%			23.9%
Waddell & Reed Advisors U&D margin (3)	-3.6%	-4.2%			-5.7%

(1)    Includes equity compensation of $5,951, $2,790, and $4,470 million, respectively

(2)    Reconciliation to GAAP provided below

(3)    Excludes our wholesale underwriting and distribution activities

GAAP net income	$24,592	$22,750	$19,925
Add back severance costs (net of tax)	1,271	—	—
Subtract cumulative change in accounting principle (net of tax)	(321)	—	—
Add back arbitration case settlement (net of tax)	—	—	3,848
Adjusted net income	$25,542	$22,750	$23,773

GAAP net income per share (diluted)	$0.30	$0.28	$0.24
Add back severance costs (net of tax)	0.01	—	—
Subtract cumulative change in accounting principle (net of tax)	—	—	—
Add back arbitration case settlement (net of tax)	—	—	0.05
Adjusted earnings per share (diluted)	$0.31	$0.28	$0.29

GAAP operating margin	22.7%	25.0%	20.2%
Add back severance costs	1.1%	—	—
Add back arbitration case settlement	—	—	3.7%
Adjusted operating margin *	23.7%	25.0%	23.9%

* May not foot due to rounding

WADDELL & REED FINANCIAL, INC.

Underwriting and Distribution

For the quarter ended

(Amounts in thousands)

		Wholesale
March 31, 2006	Advisors	Third-Party	Legend	Total
Revenues	$56,280	$7,909	$12,823	$77,012
Expenses
Direct	38,468	11,091	8,654	58,213
Indirect	19,866	3,832	2,843	26,541
Total Expenses	58,334	14,923	11,497	84,754
Net U&D	$(2,054)	$(7,014)	$1,326	$(7,742)
Margin	-3.6%	n/m	10.3%

March 31, 2005
Revenues	$52,205	$4,177	$10,963	$67,345
Expenses
Direct	35,920	6,685	7,287	49,892
Indirect	18,494	3,183	2,720	24,397
Total Expenses	54,414	9,868	10,007	74,289
Net U&D	$(2,209)	$(5,691)	$956	$(6,944)
Margin	-4.2%	n/m	8.7%

December 31, 2005
Revenues	$53,017	$6,232	$12,093	$71,342
Expenses
Direct	36,729	9,029	8,214	53,972
Indirect	19,319	3,623	2,749	25,691
Total Expenses	56,048	12,652	10,963	79,663
Net U&D	$(3,031)	$(6,420)	$1,130	$(8,321)
Margin	-5.7%	n/m	9.3%

WADDELL & REED FINANCIAL, INC.

Changes in Assets Under Management

For the quarter ended

(Amounts in millions)

March 31, 2006	Advisors	Wholesale	Institutional	Total
Beginning Assets	$27,188	$6,729	$7,946	$41,863
Sales	843	1,151	172	2,166
Redemptions	(849)	(348)	(450)	(1,647)
Net Sales	(6)	803	(278)	519
Net Exchanges and Adjustments	(64)	60	0	(4)
Reinvested Dividends and Capital Gains	48	10	29	87
Net Flows	(22)	873	(249)	602
Market Appreciation	1,464	625	298	2,387
Ending Assets	$28,630	$8,227	$7,995	$44,852

March 31, 2005
Beginning Assets	$25,297	$4,702	$8,659	$38,658
Sales	582	611	238	1,431
Redemptions	(734)	(302)	(506)	(1,542)
Net Sales	(152)	309	(268)	(111)
Net Exchanges and Adjustments	(17)	14	0	(3)
Reinvested Dividends and Capital Gains	39	1	33	73
Net Flows	(130)	324	(235)	(41)
Market Depreciation	(246)	(4)	(182)	(432)
Ending Assets	$24,921	$5,022	$8,242	$38,185

December 31, 2005
Beginning Assets	$26,579	$6,138	$8,004	$40,721
Sales	637	668	166	1,471
Redemptions	(757)	(287)	(521)	(1,565)
Net Sales	(120)	381	(355)	(94)
Net Exchanges and Adjustments	(31)	29	0	(2)
Reinvested Dividends and Capital Gains	33	(7)	23	49
Net Flows	(118)	403	(332)	(47)
Market Appreciation	727	188	274	1,189
Ending Assets	$27,188	$6,729	$7,946	$41,863

WADDELL & REED FINANCIAL, INC.

Supplemental Information

Other Items

	1Q 06	1Q 05	% change	4Q 05	% change
Redemption rates - long-term assets
Advisors	9.8%	9.6%		9.1%
Wholesale	18.3%	24.8%		17.5%
Institutional	22.7%	24.2%		26.1%
Total	13.7%	14.8%		13.7%

Sales per advisor (000s) (1)
Total	259	189	36.5%	205	26.39%
2+ Years	395	286	38.1%	307	28.7%
0 to 2 Years	71	57	24.6%	56	26.8%

Gross production per advisor (000s) (2)	15.9	12.9	23.3%	13.8	15.2%

Number of advisors (3)	2,299	2,454	-6.3%	2,409	-4.6%

Number of shareholder accounts (000s)	2,733	2,483	10.1%	2,639	3.6%

Number of shareholders	646,231	644,515	0.3%	640,357	0.9%

(1) Average commissionable sales per Waddell & Reed Advisor

(2) Average gross commission generated per Waddell & Reed Advisor

(3) Excludes Legend retirement advisors

Lipper Ranking

Percentage of funds	1 Year	3 Years	5 Years
Equity Funds
Top Quartile	38%	34%	53%
Top Half	67%	66%	73%
All Funds
Top Quartile	30%	27%	41%
Top Half	61%	59%	69%

MorningStar Ranking

Percentage of funds with 4 or 5 stars	Overall	3 Years	5 Years
Equity Funds	30%	23%	33%
All Funds	24%	16%	28%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live webcast of our earnings release conference call today, April 25, 2006 at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, CEO, will review our first quarter results.  Live access to the teleconference will be available on the “Corporate” section of our website at www.waddell.com.  A webcast replay will be made available shortly after the call through May 2nd.

Website Resources

We invite you to visit the “Corporate” section of our website at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole McIntosh, Director of Investor Relations, (913) 236-1880, nmcintosh@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results. Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Advisors channel ( our network of financial advisors),  our Wholesale channel (encompassing broker/dealer, retirement, registered investment advisors as well as the activities of our Legend subsidiary), and our Institutional distribution effort ( including defined benefit plans, pension plans and endowments, as well as the activities of ACF and our subadvisory partnership with Mackenzie in Canada.)

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Investment Management Company serves as investment advisor to Ivy Funds, Inc. and the Ivy Funds portfolios. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds, Inc. and the Ivy Funds portfolios.

Forward-Looking Statements

The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management’s belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, a risk that the expected benefits from the expansion of our distribution channels may not be as beneficial as anticipated, unexpected and adverse results of litigation or regulation, governmental investigation, settlements of such investigations and regulatory investigations of the Company, acts of terrorism and/or war, less favorable economic and market conditions including our cost to finance the Company, the risk that the intended results of our changes to long-term incentive compensation may not meet our expectations, and other risks as set out in the reports we have filed with the SEC. Should one or more of these risks materialize or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. We assume no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.